Exhibit 99.1

Marvell Technology, Inc. Reports First Quarter of Fiscal Year 2022
Financial Results

•Q1 Net Revenue: $832 million, grew by 20% year-on-year
•Q1 Gross Margin: 50.2% GAAP gross margin; 64.3% non-GAAP gross margin
•Q1 Diluted income (loss) per share: $(0.13) GAAP diluted loss per share; $0.29 non-GAAP diluted income per share
•Cash and cash equivalents: $523 million

Santa Clara, Calif. (June 7, 2021) - Marvell Technology, Inc. (NASDAQ: MRVL), a leader in infrastructure semiconductor solutions, today reported financial results for the first quarter of fiscal year 2022.

Marvell completed the acquisition of Inphi Corporation (“Inphi”) on April 20, 2021 (the “acquisition date”), approximately 10 days before the end of the first quarter of fiscal 2022. Marvell's results for the first quarter of fiscal 2022 include the results of Inphi from the acquisition date, while prior periods presented do not.

Financial highlights presented below are for the combined company and Marvell stand-alone (excluding Inphi results) for the first quarter of fiscal year 2022 (in thousands, except percentages and per share amounts). We are providing the Marvell stand-alone non-GAAP results on a one time basis this quarter in light of the fact that our previously provided financial outlook for the first quarter excluded any impact of the Inphi acquisition.

	Three Months Ended May 1, 2021
	Combined GAAP	Combined Non-GAAP	Marvell Stand-alone Non-GAAP
Net revenue	$832,279	$832,279	$810,496
Gross margin	50.2%	64.3%	64.3%
Operating margin	(9.9)%	27.5%	27.7%
Net income (loss)	$(88,242)	$201,799	$200,937
Diluted net income (loss) per share	$(0.13)	$0.29	$0.29

Net revenue for the first quarter of fiscal 2022 was $832 million. GAAP net loss for the first quarter of fiscal 2022 was $(88) million, or $(0.13) per diluted share. Non-GAAP net income for the first quarter of fiscal 2022 was $202 million, or $0.29 per diluted share.

“We began fiscal 2022 on a strong note, with stand-alone Marvell revenue growing 17% year-over-year for the first quarter. The acquisition of Inphi increases and accelerates our growth opportunity in the data center, Marvell’s largest end market by revenue,” said Matt Murphy, Marvell’s President and CEO. “Marvell’s outlook for strong revenue growth in the second quarter highlights robust demand across all our key end markets. I have never felt stronger about our prospects and believe that we are at the beginning of a multi-year growth cycle.”

The financial outlook for the second quarter of fiscal 2022 includes expected results of Inphi for the full quarter.

Second Quarter of Fiscal 2022 Financial Outlook

•Net revenue is expected to be $1.065 billion +/- 3%.
•GAAP gross margin is expected to be 34.8% to 37.5%.
•Non-GAAP gross margin is expected to be approximately 64%.
•GAAP operating expenses are expected to be $633 million to $643 million.
•Non-GAAP operating expenses are expected to be $370 million to $375 million.
•Basic weighted average shares outstanding are expected to be 822 million.
•Diluted weighted average shares outstanding are expected to be 835 million.
•GAAP diluted loss per share is expected to be $(0.37) +/- $0.04 per share.
•Non-GAAP diluted income per share is expected to be $0.31 +/- $0.03 per share.

GAAP diluted EPS is calculated using basic weighted average shares outstanding when there is a GAAP net loss, and calculated using diluted weighted average shares outstanding when there is a GAAP net income. Non-GAAP diluted EPS is calculated using diluted weighted average shares outstanding.

Conference Call

Marvell will conduct a conference call on Monday, June 7, 2021 at 1:45 p.m. Pacific Time to discuss results for the first quarter of fiscal 2022. Interested parties may join the conference call by dialing 1-888-317-6003 or 1-412-317-6061, pass-code 9153389. The call will be webcast and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until Monday, June 14, 2021.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization of the inventory fair value adjustment associated with acquisition, amortization of acquired intangible assets, acquisition and divestiture-related costs, restructuring and other related charges (including, but not limited to, asset impairment charges, employee severance costs, and facilities related charges), resolution of legal matters, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell's core business.

Marvell uses a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell's estimated annual GAAP income tax forecast, adjusted to account for items excluded from GAAP income in calculating Marvell's non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency. Marvell's non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; significant changes in Marvell's geographic mix of revenue and expenses; or changes to Marvell's corporate structure. For the first quarter of fiscal 2022, a non-GAAP tax rate of 5.0% has been applied to the non-GAAP financial results.

Marvell believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Marvell's financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Marvell's non-GAAP financial measures useful in their assessment of Marvell's operating performance and the valuation of Marvell. Internally, Marvell's non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Marvell’s operating performance;
•Management’s establishment of internal operating budgets;
•Management’s performance comparisons with internal forecasts and targeted business models; and
•Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell's business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell's results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Marvell stand-alone non-GAAP results represent combined non-GAAP results after excluding Inphi results for the portion of the first quarter falling after the acquisition date. We are providing the Marvell stand-alone non-GAAP results on a one time basis for the first quarter of fiscal 2022 in light of the fact that our previously provided financial outlook for the first quarter excluded any impact of the Inphi acquisition.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Words such as "anticipates," "expects," "intends," "plans," "projects," "believes," "seeks," "estimates," "can," "may," "will," "would" and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: failure to realize the anticipated benefits of the transaction with Inphi Corporation on a timely basis or at all, including as a result of our ability to successfully integrate the businesses of Marvell and Inphi or due to unexpected costs, liabilities, delays or other factors impacting the semiconductor industry; the risk that disruptions from the transaction with Inphi will harm our business, including current plans and operations; our ability to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the transaction with Inphi; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the transaction with Inphi; risks related to the impact of the COVID-19 pandemic which have impacted, and may continue to impact our business, workforce and operations, the transportation and manufacturing of our products, and the operations of our customers, distributors, vendors, suppliers, and partners; increased disruption and volatility in the capital markets and credit markets as a result of COVID-19, which could adversely affect our liquidity and capital resources; the impact of COVID-19, or other future pandemics, on the U.S. and global economies; disruptions caused by COVID-19 resulting in worker absenteeism, quarantines and restrictions on our employees' ability to work, innovate, collaborate, and travel; the effects that the current credit and market conditions caused by, or resulting from, COVID-19 could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations; supply chain disruptions or component shortages that may impact the production of our products or may impact the price of components which in turn may impact our margins on any impacted products and any constrained availability from other electronic suppliers impacting our customers' ability to ship their products, which in turn may adversely impact our sales to those customers; our reliance on our manufacturing partners for the manufacture, assembly and testing of our products; the impact of international conflict and economic volatility in either domestic or foreign markets including risks related to trade conflicts, regulations, and tariffs, including but not limited to, restrictions imposed on our Chinese customers; the risks associated with manufacturing and selling products and customers' products outside of the United States; our ability to define, design and develop products for the Cloud and 5G markets; our ability to market our 5G products to Tier 1 infrastructure customers; cancellations, rescheduling or deferrals of significant customer orders or shipments, as well as the ability of our customers to manage inventory; our ability to estimate customer demand and future sales accurately; our ability to realize the expected benefits from restructuring activities; the effects of transitioning to smaller geometry process technologies; the impact of any change in the income tax laws in jurisdictions where we operate and the loss of any beneficial tax treatment that we currently enjoy; the risk of downturns in the semiconductor industry; risks related to our debt obligations; the outcome of pending or future litigation and legal and regulatory proceedings; our dependence on a small number of customers; the impact and costs associated with changes in international financial and regulatory conditions; our ability and the ability of our customers to successfully compete in the markets in which we serve; our ability and our customers' ability to develop new and enhanced products and the adoption of those products in the market; decreases in gross margin and results of operations in the future due to a number of factors; our ability to scale our operations in response to changes in demand for existing or new products and services; risks associated with acquisition and consolidation activity in the semiconductor industry; the effects of any other potential acquisitions, divestitures or investments; our ability to protect our intellectual property; our maintenance of an effective system of internal controls; severe financial hardship or bankruptcy of one or more of our major customers; and other risks detailed in our SEC filings from time to time. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in the "Risk Factors" section of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by us from time to time with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

About Marvell

To deliver the data infrastructure technology that connects the world, we’re building solutions on the most powerful foundation: our partnerships with our customers. Trusted by the world’s leading technology companies for 25 years, we move, store, process and secure the world’s data with semiconductor solutions designed for our customers’ current needs and future ambitions. Through a process of deep collaboration and transparency, we’re ultimately changing the way tomorrow’s enterprise, cloud, automotive, and carrier architectures transform—for the better.
Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	May 1, 2021	January 30, 2021	May 2, 2020
Net revenue	$832,279	$797,819	$693,641
Cost of goods sold	414,138	376,687	366,739
Gross profit	418,141	421,132	326,902

Operating expenses:
Research and development	286,100	260,380	279,584
Selling, general and administrative	201,466	116,918	122,027
Legal settlement (a)	—	36,000	—
Restructuring related charges	12,886	9,570	21,287
Total operating expenses	500,452	422,868	422,898
Operating loss	(82,311)	(1,736)	(95,996)
Interest income	222	356	1,058
Interest expense	(35,141)	(20,733)	(16,830)
Other income (loss), net	1,223	(727)	3,754
Interest and other income (loss), net	(33,696)	(21,104)	(12,018)
Loss before income taxes	(116,007)	(22,840)	(108,014)
Provision (benefit) for income taxes	(27,765)	(39,376)	5,019
Net income (loss)	$(88,242)	$16,536	$(113,033)

Net income (loss) per share — basic:	$(0.13)	$0.02	$(0.17)

Net income (loss) per share — diluted:	$(0.13)	$0.02	$(0.17)

Weighted average shares:
Basic	693,378	673,529	663,547
Diluted	693,378	687,959	663,547
(a) Represents a legal settlement relating to a commercial agreement.

Marvell Technology, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	May 1, 2021	January 30, 2021
Assets
Current assets:
Cash and cash equivalents	$522,512	$748,467
Accounts receivable, net	694,395	536,668
Inventories	538,117	268,228
Prepaid expenses and other current assets	132,787	63,782
Total current assets	1,887,811	1,617,145
Property and equipment, net	424,733	326,125
Goodwill	10,965,666	5,336,961
Acquired intangible assets, net	6,562,061	2,270,700
Deferred tax assets	725,636	672,424
Other non-current assets	664,030	541,569
Total assets	$21,229,937	$10,764,924

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$304,425	$252,419
Accrued liabilities	478,158	435,616
Accrued employee compensation	153,943	189,421
Short-term convertible debt	193,269	—
Short-term debt	30,308	199,641
Total current liabilities	1,160,103	1,077,097
Long-term convertible debt	1,146	—
Long-term debt	4,673,707	993,170
Other non-current liabilities	539,611	258,853
Total liabilities	6,374,567	2,329,120

Stockholders’ equity:
Common shares	1,633	1,350
Additional paid-in capital	12,879,095	6,331,013
Retained earnings	1,974,642	2,103,441
Total stockholders’ equity	14,855,370	8,435,804
Total liabilities and stockholders’ equity	$21,229,937	$10,764,924

Marvell Technology, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended
	May 1, 2021	May 2, 2020
Cash flows from operating activities:
Net loss	$(88,242)	$(113,033)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	51,837	50,483
Share-based compensation	92,727	59,687
Amortization of acquired intangible assets	128,639	112,922
Amortization of inventory fair value adjustment associated with acquisitions	13,720	17,284
Other expense, net	31,309	11,451
Deferred income taxes	(22,581)	2,372
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(57,999)	23,586
Inventories	(13,249)	35,834
Prepaid expenses and other assets	4,413	(6,694)
Accounts payable	(51,609)	(3,557)
Accrued liabilities and other non-current liabilities	(46,999)	10,796
Accrued employee compensation	(55,693)	(25,503)
Net cash provided by (used in) operating activities	(13,727)	175,628
Cash flows from investing activities:
Purchases of technology licenses	(3,443)	(3,684)
Purchases of property and equipment	(21,444)	(35,343)
Cash payment for acquisition, net of cash and cash equivalents acquired	(3,600,165)	—
Other, net	447	665
Net cash used in investing activities	(3,624,605)	(38,362)
Cash flows from financing activities:
Repurchases of common stock	—	(25,202)
Proceeds from employee stock plans	549	5,458
Tax withholding paid on behalf of employees for net share settlement	(73,175)	(31,501)
Dividend payments to stockholders	(40,557)	(39,763)
Payments on technology license obligations	(44,132)	(23,807)
Proceeds from issuance of debt	3,731,096	—
Principal payments of debt	(200,000)	—
Payment for repurchases and settlement of convertible notes	(71,079)	—
Proceeds from capped calls	111,154	—
Payment of equity and debt financing costs	(1,479)	—
Other, net	—	(2,507)
Net cash provided by (used in) financing activities	3,412,377	(117,322)
Net increase (decrease) in cash and cash equivalents	(225,955)	19,944
Cash and cash equivalents at beginning of period	748,467	647,604
Cash and cash equivalents at end of period	$522,512	$667,548

Marvell Technology, Inc.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	May 1, 2021	January 30, 2021	May 2, 2020

GAAP gross profit:	$418,141	$421,132	$326,902
Special items:
Share-based compensation	9,803	4,265	3,538
Amortization of acquired intangible assets	93,812	83,327	86,567
Other cost of goods sold (a)	13,723	796	18,562
Total special items	117,338	88,388	108,667
Non-GAAP gross profit	$535,479	$509,520	$435,569

GAAP gross margin	50.2%	52.8%	47.1%
Non-GAAP gross margin	64.3%	63.9%	62.8%

Total GAAP operating expenses	$500,452	$422,868	$422,898
Special items:
Share-based compensation	(99,790)	(55,214)	(56,149)
Restructuring related charges (b)	(12,886)	(9,570)	(21,287)
Amortization of acquired intangible assets	(34,827)	(26,355)	(26,355)
Legal settlement (c)	—	(36,000)	—
Other operating expenses (d)	(46,684)	(12,480)	(19,403)
Total special items	(194,187)	(139,619)	(123,194)
Total non-GAAP operating expenses	$306,265	$283,249	$299,704

GAAP operating margin	(9.9)%	(0.2)%	(13.8)%
Other cost of goods sold (a)	1.6%	0.1%	2.7%
Share-based compensation	13.2%	7.5%	8.6%
Restructuring related charges (b)	1.5%	1.2%	3.1%
Amortization of acquired intangible assets	15.5%	13.7%	16.3%
Legal settlement (c)	—%	4.5%	—%
Other operating expenses (d)	5.6%	1.6%	2.7%
Non-GAAP operating margin	27.5%	28.4%	19.6%

Marvell Technology, Inc.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	May 1, 2021	January 30, 2021	May 2, 2020

GAAP interest and other income (loss), net	$(33,696)	$(21,104)	$(12,018)
Special items:
Restructuring and other related items (b)	—	(28)	434
Debt issuance related costs (e)	16,901	6,045	—
Total special items	16,901	6,017	434
Total non-GAAP interest and other income (loss), net	$(16,795)	$(15,087)	$(11,584)

GAAP net loss	$(88,242)	$16,536	$(113,033)
Special items:
Other cost of goods sold (a)	13,723	796	18,562
Share-based compensation	109,593	59,479	59,687
Restructuring related charges (b)	12,886	9,542	21,721
Legal settlement (c)	—	36,000	—
Other operating expenses (d)	46,684	12,480	19,403
Amortization of acquired intangible assets	128,639	109,682	112,922
Debt issuance related costs (e)	16,901	6,045	—
Pre-tax total special items	328,426	234,024	232,295
Other income tax effects and adjustments (f)	(38,385)	(49,936)	(1,229)
Non-GAAP net income	$201,799	$200,624	$118,033

GAAP weighted average shares — basic	693,378	673,529	663,547
GAAP weighted average shares — diluted	693,378	687,959	663,547
Non-GAAP weighted average shares — diluted (g)	707,488	687,959	670,841

GAAP diluted net loss per share	$(0.13)	$0.02	$(0.17)
Non-GAAP diluted net income per share	$0.29	$0.29	$0.18

(a)	Other costs of goods sold includes amortization of acquired inventory fair value adjustments.

(b)	Restructuring related charges include employee severance costs, facilities related charges, and other.

(c)	Represents a legal settlement relating to a commercial agreement.

(d)	Other operating expenses include integration and merger costs associated with acquisitions.

(e)	Debt issuance related costs is associated with partial term loan repayment and bridge financing.

(f)	Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 5.0%.

(g)	Non-GAAP diluted weighted average shares differs from GAAP diluted weighted average shares due to the non-GAAP net income reported.

Marvell Technology, Inc.
Reconciliations from Combined Non-GAAP to Marvell Stand-alone Non-GAAP (Unaudited)
(In millions, except per share amounts)

	Three Months Ended May 1, 2021
	Combined Non-GAAP*	Less: Non-GAAP Results Attributable to Inphi Acquisition	Marvell Stand-alone Non-GAAP*
Net revenue	$832,279	$21,783	$810,496
Gross profit	$535,479	$14,166	$521,313
Total operating expenses	$306,265	$9,485	$296,780
Interest and other income (loss), net	$(16,795)	$(29,764)	$12,969
Net income	$201,799	$862	$200,937

Diluted net income per share	$0.29	$—	$0.29
Diluted weighted-average shares	707,488	18,465	689,023

*Combined Non-GAAP net revenue is equal to GAAP net revenue. See "Reconciliations from GAAP to Non-GAAP (Unaudited)" for a reconciliation of other Combined Non-GAAP results to GAAP results for the period.

Marvell Technology, Inc.
Outlook for the Second Quarter of Fiscal Year 2022
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

Outlook for Three Months Ended July 31, 2021
GAAP net revenue	$1,065 +/- 3%
Special items:	—
Non-GAAP net revenue	$1,065 +/- 3%

GAAP gross margin	34.8% - 37.5%
Special items:
Share-based compensation	0.9%
Amortization of acquired intangible assets	16.0%
Other costs of goods sold	10.9%
Non-GAAP gross margin	~64%

Total GAAP operating expenses	$633 - $643
Special items:
Share-based compensation	111
Amortization of acquired intangible assets	109
Restructuring related charges	30
Other operating expenses	15
Total non-GAAP operating expenses	$370 - $375

GAAP diluted net loss per share	$(0.37) +/- $0.04
Special items:
Share-based compensation	0.14
Amortization of acquired intangible assets	0.48
Restructuring related charges	0.04
Other operating expenses	0.02
Non-GAAP diluted net income per share	$0.31 +/- $0.03

Quarterly Revenue Trend (Unaudited)
(In thousands)

	Three Months Ended			% Change
	May 1, 2021*	January 30, 2021	May 2, 2020	YoY	QoQ
Networking (1)	$498,250	$438,610	$393,920	26%	14%
Storage (2)	302,918	326,412	258,688	17%	(7)%
Total Core	801,168	765,022	652,608	23%	5%
Other (3)	31,111	32,797	41,033	(24)%	(5)%
Total Net Revenue	$832,279	$797,819	$693,641	20%	4%

*Results for the three months ended May 1, 2021 include total Inphi revenue from the period of April 20, 2021 to May 1, 2021.

	Three Months Ended
% of Total	May 1, 2021	January 30, 2021	May 2, 2020
Networking (1)	60%	55%	57%
Storage (2)	36%	41%	37%
Total Core	96%	96%	94%
Other (3)	4%	4%	6%
Total Net Revenue	100%	100%	100%

(1) Networking products are comprised primarily of ethernet solutions, embedded processors, custom ASICs and electro-optics solutions.
(2) Storage products are comprised primarily of storage controllers and fibre channel adapters.
(3) Other products are comprised primarily of printer solutions.

For further information, contact:
Ashish Saran
Vice President, Investor Relations
408-222-0777
ir@marvell.com